EXHIBIT 23.1
Consent of Independent Registered Public Accounting Firm
We consent to the reference to our firm under the caption “Experts” and to the use of our reports dated March 7, 2005, in Amendment No. 1 to the Registration Statement (Form S-1 No. 333-123228) and related Prospectus of Spark Networks for the registration of its ordinary shares.

/s/ Ernst & Young LLP
Los Angeles, California
September 16, 2005